Exhibit 99.1

SailPoint Announces Third Quarter 2018 Financial Results

•	Q3 total revenue of $66.4 million, up 52% year over year
•	GAAP operating income of $4.5 million; Non-GAAP operating income of $11.6 million
•	GAAP net income of $0.04 per share; Non-GAAP net income of $0.12 per share diluted

AUSTIN, November 7, 2018 – SailPoint Technologies Holdings, Inc. (NYSE: SAIL), the leader in enterprise identity governance, today announced financial results for the third quarter ended September 30, 2018.

“We are pleased to announce strong third quarter 2018 financial results, with total revenue of $66.4 million, up 52% year over year. These results were driven by broad-based strength across the business, as well as higher-than-expected sales to U.S. Federal agencies as the majority of our second half federal deals closed during the third quarter,” said Mark McClain, SailPoint’s CEO and Co-founder.

“As the recognized leader in identity governance, our goal is to help enterprises securely and confidently navigate through the digital transformation by providing a single system of record for their users. With new releases to both IdentityIQ and IdentityNow, our approximately 1,100 customers are better prepared to govern digital identities for their users, whether human or non-human software bots, their applications, from legacy mainframe to cloud apps, and their data, regardless of where the files are stored.”

Financial Highlights for Third Quarter 2018:

•

Revenue: Total revenue was $66.4 million, a 52% increase over Q3 2017. License revenue was $28.1 million, a 66% increase over Q3 2017. Subscription revenue was $28.5 million, a 54% increase over Q3 2017. Services and other revenue was $9.8 million, a 22% increase over Q3 2017.

•	Operating Income: Income from operations was $4.5 million, compared to $0.4 million in Q3 2017. Non-GAAP income from operations was $11.6 million, compared to $2.8 million in Q3 2017.

•

Net Income (Loss): Net income was $3.3 million, compared to net loss of $(6.4) million in Q3 2017. Net income available to common shareholders per diluted share was $0.04, compared to net loss available to common shareholders per basic and diluted share of $(0.24) in Q3 2017. Non-GAAP net income was $11.2 million, compared to non-GAAP net loss of $(1.1) million in Q3 2017. Non-GAAP net income per diluted share was $0.12, compared to non-GAAP net loss per basic and diluted share of $(0.02) in Q3 2017.

•	Adjusted EBITDA: Adjusted EBITDA was $11.8 million, compared to $3.4 million in Q3 2017.

•

Balance Sheet and Cash Flow: As of September 30, 2018, cash and cash equivalents were $83.4 million. As of September 30, 2018, the Company’s aggregate outstanding principal amount on its term loan facility is $10.0 million, presented net of $0.3 million of unamortized debt issuance costs.  During the three months ended September 30, 2018, the Company generated $3.8 million in cash from operations compared with $(0.2) million of cash used by operations in the prior year period.  For the nine months ended September 30, 2018, the Company generated $30.4 million in cash from operations, compared to $5.8 million of cash from operations in the prior year period.

The tables at the end of this press release include reconciliation of non-GAAP net income (loss) to GAAP net income (loss), non-GAAP income from operations to GAAP income (loss) from operations, non-GAAP to GAAP weighted average shares outstanding and adjusted EBITDA to GAAP net income (loss) for the three months and nine months ended September 30, 2018 and 2017. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook:

For the fourth quarter of 2018, SailPoint expects:

•	Revenue in the range of $70.0 million to $71.5 million
•	Non-GAAP income from operations in the range of $8.5 million to $10.0 million
•

Non-GAAP net income per diluted common share in the range of $0.08 to $0.09, based on estimated cash income tax payments of $0.8 million and 91.5 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

For the full year 2018, SailPoint now expects:

•	Revenue in the range of $240.7 million to $242.2 million
•	Non-GAAP income from operations in the range of $27.8 million to $29.3 million
•

Non-GAAP net income per diluted common share in the range of $0.25 to $0.26, based on estimated cash income tax payments of $1.5 million and 90.5 million diluted common shares outstanding. Expectations of non-GAAP income from operations and non-GAAP net income per diluted common share exclude items outlined in the “Non-GAAP Financial Measures” section below.

These statements regarding SailPoint’s expectations of its financial outlook are forward-looking and actual results may differ materially.  Refer to “Forward-Looking Statements” below for information on the factors that could cause its actual results to differ materially from these forward-looking statements.

All of SailPoint’s forward-looking non-GAAP financial measures exclude estimates for stock-based compensation expense. SailPoint has not reconciled its expectations as to non-GAAP income from operations and non-GAAP net income (loss) per basic and diluted common shares to their most directly comparable GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to stock-based compensation expense. Stock-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. The actual amount of the excluded stock-based compensation expense will have a significant impact on SailPoint’s GAAP income (loss) from operations and GAAP net income (loss) per basic and diluted common share. Accordingly, reconciliations of our forward-looking non-GAAP income (loss) from operations and non-GAAP net income (loss) per basic and diluted common shares are not available without unreasonable effort.

Conference Call and Webcast:

SailPoint will host a conference call today, November 7, 2018, at 5:00 p.m. Eastern Time to discuss its third quarter 2018 financial results. The dial-in number will be 877-407-0792 or 201-689-8263. A live webcast of the conference call will be available on SailPoint’s website at https://investors.sailpoint.com.

Following the conference call, a replay will be available until midnight on November 21, 2018. The replay dial-in number will be 844-512-2921 or 412-317-6671, using the replay pin number: 13683781. An archived webcast of the call will also be available at https://investors.sailpoint.com.

Non-GAAP Financial Measures:

In addition to SailPoint’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), SailPoint uses certain non-GAAP financial measures to clarify and enhance SailPoint’s understanding of past performance and future prospects. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that includes or excludes amounts that are included or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. SailPoint monitors the non-GAAP financial measures described below, and SailPoint’s management believes they are helpful to investors because they provide an additional tool to use in evaluating SailPoint’s financial and business trends and operating results. In addition, SailPoint’s management uses these non-GAAP measures to compare SailPoint’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. In particular, SailPoint believes that non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) available to common shareholders per basic share and per diluted share, and adjusted EBITDA, are important measures for evaluating SailPoint’s performance because they facilitate comparisons of SailPoint’s core operating results from period to period by removing, where applicable, the impact of SailPoint’s capital structure (net interest income or expense from SailPoint’s outstanding debt, as well as amortization of debt issuance costs and expenses related to call protection on early payment of debt), asset base

(depreciation and amortization), income taxes, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

SailPoint’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry because they may calculate non-GAAP financial results differently than we do. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. SailPoint urges you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Non-GAAP income (loss) from operations.  SailPoint believes that the use of non-GAAP income (loss) from operations is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP income (loss) from operations is calculated as loss from operations on a GAAP basis excluding (i) stock-based compensation expense and (ii) amortization of acquired intangibles.

Non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share.  SailPoint believes that the use of non-GAAP net income (loss) and non-GAAP net income (loss) available to common shareholders per basic and diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) (a) excluding (i) stock-based compensation expense, (ii) amortization of acquired intangibles, (iii) amortization of debt issuance costs, and (iv) income tax expense (benefit) and (b) including cash income taxes paid. SailPoint defines non-GAAP net income (loss) available to common shareholders per basic and diluted share as non-GAAP net income (loss) divided by the non-GAAP weighted average outstanding common shares, which is calculated as if the conversion of our preferred stock, including related accumulated and unpaid dividend, occurred at the beginning of each respective period.

Adjusted EBITDA.  Adjusted EBITDA is a non-GAAP financial measure that SailPoint calculates as net loss adjusted to exclude income taxes, net interest expense, depreciation and amortization, purchase accounting adjustments, acquisition and sponsor related costs and stock-based compensation expense.

The accompanying tables have more details on the reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures.

Forward-Looking Statements:

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding the Company’s growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct. Our results could be materially different from our expectations because of various risks.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: our ability to attract and retain customers and our ability to deepen our relationships with existing customers; our expectations regarding our customer growth rate; our ability to maintain successful relationships with our channel partners and further develop strategic relationships; our ability to develop or acquire new solutions, improve our platform and solutions and increase the value of and benefits associated with our platform and solutions; our ability to compete successfully against current and future competitors; our plans to further invest in and grow our business, and our ability to effectively manage our growth and associated investments; our ability to adapt and respond to rapidly changing technology, evolving industry standards, changing regulations and changing customer needs; our ability to maintain and enhance our brand or reputation as an industry leader and innovator; our ability to hire, retain, train and motivate our senior management team and key employees; our ability to successfully enter new markets and manage our international expansion; adverse economic conditions in the United States, Europe or the global economy; significant changes in the contracting or fiscal policies of the public sector; actual or perceived failures by us to comply with privacy policy or legal or regulatory requirements; our ability to maintain third-party licensed software in or with our solutions; and our ability to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies. These and other important risk factors are described more fully in our reports and other documents filed with the Securities and Exchange Commission (“the SEC”) including (i) under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 19, 2018, and (ii) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 9, 2018, (iii) under “Part II, Item IA. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the SEC on August 8, 2018, and (iv) under “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which is expected to be filed shortly after the release of this press release on November 7, 2018, and could cause actual results to vary from expectations.

Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

About SailPoint

SailPoint, the leader in enterprise identity governance, brings the Power of Identity to customers around the world. SailPoint’s open identity platform gives organizations the power to enter new markets, scale their workforces, embrace new technologies, innovate faster and compete on a global basis. As both an industry pioneer and market leader in identity governance, SailPoint delivers security, operational efficiency and compliance to enterprises with complex IT environments. SailPoint’s customers are among the world’s largest companies in a wide range of industries, including: 7 of the top 15 banks, 4 of the top 6 healthcare insurance and managed care providers, 9 of the top 15 property and casualty insurance providers, 5 of the top 13 pharmaceutical companies, and 11 of the largest 15 federal agencies.

More information on SailPoint is available at: www.sailpoint.com.

Investor Relations:

Staci Mortenson

ICR for SailPoint

investor@sailpoint.com

512-664-8916

Media Relations:

Jessica Sutera

Jessica.Sutera@sailpoint.com

978-278-5411

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands, except share and per share data)
	(Unaudited)
Revenue
Licenses	$28,131	$16,975	$64,246	$42,552
Subscription	28,461	18,506	76,517	49,782
Services and other	9,827	8,081	29,930	25,954
Total revenue	66,419	43,562	170,693	118,288
Cost of revenue
Licenses (1)	1,145	1,104	3,543	3,301
Subscription (1)(2)	5,252	4,020	14,829	11,533
Services and other (2)	7,617	5,954	21,788	17,074
Total cost of revenue	14,014	11,078	40,160	31,908
Gross profit	52,405	32,484	130,533	86,380
Operating expenses
Research and development (1)(2)	11,474	8,443	31,351	23,336
General and administrative (1)(2)	8,763	4,414	24,163	10,888
Sales and marketing (1)(2)	27,658	19,220	76,636	52,733
Total operating expenses	47,895	32,077	132,150	86,957
Income (loss) from operations	4,510	407	(1,617)	(577)
Other expense, net:
Interest expense, net	(202)	(3,726)	(4,180)	(9,079)
Other, net	(388)	(162)	(1,104)	(256)
Total other expense, net	(590)	(3,888)	(5,284)	(9,335)
Income (loss) before income taxes	3,920	(3,481)	(6,901)	(9,912)
Income tax expense	(618)	(2,906)	(1,411)	(3,062)
Net income (loss)	$3,302	$(6,387)	$(8,312)	$(12,974)
Net income (loss) available to common shareholders (3)	$3,274	$(11,792)	$(8,312)	$(30,969)
Net income (loss) per common share
Basic	$0.04	$(0.24)	$(0.10)	$(0.65)
Diluted	$0.04	$(0.24)	$(0.10)	$(0.65)
Weighted average shares outstanding
Basic	86,825,168	48,219,826	86,267,539	47,806,584
Diluted	90,355,212	48,219,826	86,267,539	47,806,584

(1)	Includes amortization of acquired intangibles as follows:

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands)
Cost of revenue – license	$1,008	$1,008	$3,024	$3,024
Cost of revenue – subscription	96	96	288	288
Research and development	34	34	102	115
Sales and marketing	1,068	1,069	3,204	3,208
Total amortization of acquired intangibles	$2,206	$2,207	$6,618	$6,635

(2)	Includes stock-based compensation expense and related employer payroll tax expense as follows:

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands)
Cost of revenue – subscription	$289	$15	$665	$33
Cost of revenue – services and other	395	22	1,124	60
Research and development	858	41	2,151	106
General and administrative	1,944	23	5,990	98
Sales and marketing	1,446	100	4,323	247
Total stock-based compensation expense	$4,932	$201	$14,253	$544

(3)	Net income (loss) available to common shareholders is calculated by subtracting the accretion of undeclared and unpaid dividends on redeemable convertible preferred stock from net income (loss).

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2018	December 31, 2017
	(In thousands, except share data)
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$83,315	$116,049
Restricted cash	121	78
Accounts receivable	71,316	72,907
Prepayments and other current assets	11,743	10,013
Total current assets	166,495	199,047
Property and equipment, net	10,103	3,018
Deferred tax asset - non-current	264	264
Other non-current assets	3,236	3,542
Goodwill	219,377	219,377
Intangible assets, net	74,567	81,185
Total assets	$474,042	$506,433
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$3,036	$2,231
Accrued expenses and other liabilities	18,623	22,636
Income taxes payable	2,099	1,688
Deferred revenue	86,679	73,671
Current portion of long-term debt	9,669	—
Total current liabilities	120,106	100,226
Long-term debt	—	68,329
Other long-term liabilities	4,404	27
Deferred revenue non-current	13,976	9,454
Total liabilities	138,486	178,036
Commitments and contingencies
Stockholders’ equity
Common stock, $0.0001 par value	9	8
Preferred stock, $0.0001 par value	—	—
Additional paid-in capital	369,079	353,609
Accumulated deficit	(33,532)	(25,220)
Total stockholders' equity	335,556	328,397
Total liabilities and stockholders’ equity	$474,042	$506,433

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30, 2018	September 30, 2017
	(In thousands)
	(Unaudited)
Operating activities
Net loss	$(8,312)	$(12,974)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	7,977	7,570
Amortization of loan origination fees	220	545
Loss on modification and partial extinguishment of debt	1,536	—
(Gain) loss on disposal of fixed assets	(36)	2
Bad debt	299	58
Stock-based compensation expense	14,138	544
Changes in operating assets and liabilities:
Accounts receivable	1,292	(3,427)
Prepayments and other current assets	(1,730)	(1,399)
Other non-current assets	306	(1,275)
Accounts payable	805	1,295
Accrued expenses and other liabilities	(4,078)	(486)
Income taxes payable	411	2,422
Deferred revenue	17,530	12,911
Net cash provided by operating activities	30,358	5,786
Investing activities
Purchase of property and equipment	(4,030)	(2,039)
Proceeds from sale of property and equipment	25	110
Net cash used in investing activities	(4,005)	(1,929)
Financing activities
Repayment of debt	(60,000)	—
Prepayment penalty and fees	(300)	—
Proceeds from borrowing	—	50,000
Dividend payments	—	(50,387)
Debt issuance costs	—	(1,384)
Repurchase of equity shares	(1)	(654)
Exercise of stock options	1,257	162
Net cash used in financing activities	(59,044)	(2,263)
(Decrease) increase in cash	(32,691)	1,594
Cash, cash equivalents and restricted cash, beginning of period	116,127	18,272
Cash, cash equivalents and restricted cash, end of period	$83,436	$19,866

RECONCILIATION OF NON-GAAP INCOME FROM OPERATIONS

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands)
Income (loss) from operations	$4,510	$407	$(1,617)	$(577)
Add back:
Stock-based compensation expense (1)	4,932	201	14,253	544
Amortization of acquired intangibles	2,206	2,207	6,618	6,635
Non-GAAP income from operations	$11,648	$2,815	$19,254	$6,602

(1)	Stock-based compensation expense includes related employer payroll tax expense.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands)
Net income (loss) on a GAAP basis	$3,302	$(6,387)	$(8,312)	$(12,974)
Add back:
Stock-based compensation expense (1)	4,932	201	14,253	544
Amortization of acquired intangibles	2,206	2,207	6,618	6,635
Amortization of debt issuance costs (2)	29	238	1,756	545
Expense related to call protection on early payment of debt	—	—	300	—
GAAP income tax expense	618	2,906	1,411	3,062
Less:
Cash (refund) paid for income taxes	(69)	265	654	639
Non-GAAP net income (loss)	$11,156	$(1,100)	$15,372	$(2,827)
Non-GAAP net income (loss) per common share
Basic	$0.13	$(0.02)	$0.18	$(0.04)
Diluted	$0.12	$(0.02)	$0.17	$(0.04)
Non-GAAP weighted average number of common shares outstanding
Basic	86,825,168	67,493,741	86,267,539	70,213,593
Diluted	90,355,212	67,493,741	89,862,980	70,213,593

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Includes $1.5 million of loss on the modification and partial extinguishment of debt for the nine months ended September 30, 2018

Reconciliation of non-GAAP weighted-average OUTSTANDING COMMON SHARES

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Weighted average shares used to compute net loss per share available to common shareholders, basic and diluted, on a GAAP basis	86,825,168	48,219,826	86,267,539	47,806,584
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	19,273,915	—	22,407,009
Non-GAAP weighted average outstanding common shares
Basic	86,825,168	67,493,741	86,267,539	70,213,593
Effect of potentially dilutive securities	3,530,044	—	3,595,441	—
Diluted	90,355,212	67,493,741	89,862,980	70,213,593

RECONCILIATION OF ADJUSTED EBITDA

	Three months ended		Nine months ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(In thousands)
Net income (loss)	$3,302	$(6,387)	$(8,312)	$(12,974)
Stock-based compensation (1)	4,932	201	14,253	544
Amortization of acquired intangibles	2,206	2,207	6,618	6,635
Depreciation	493	385	1,359	935
Purchase price accounting adjustment (2)	18	16	50	126
Acquisition and sponsor related costs	—	322	—	978
Interest expense (3)	202	3,726	4,180	9,079
Income tax expense	618	2,906	1,411	3,062
Adjusted EBITDA	$11,771	$3,376	$19,559	$8,385

(1)	Stock-based compensation expense includes employer related payroll tax expense.
(2)	Purchase accounting adjustment related to the fair value write down of deferred revenue from the acquisition of SailPoint Technologies, Inc. on September 8, 2014.
(3)	Includes $1.5 million of loss on the modification and partial extinguishment of debt for the nine months ended September 30, 2018.